SCHEDULE 14A

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a party other than the Registrant [ ]

Check the appropriate box:
[x] Preliminary proxy statement.
[ ] Definitive proxy statement.
[ ] Definitive additional materials.
[ ] Soliciting material pursuant to Rule 14a-11(c) or 14a-12.
[ ] Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)).

Bigmar, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

          [x] No fee required.
          [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

[]	Fee paid previously with preliminary materials.
[]	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

INTRODUCTION
OUTSTANDING VOTING SECURITIES AND DATE OF MAILING
VOTING PROCEDURES
PROPOSAL NO. 1
COMMITTEE REPORTS
PROPOSAL NO. 2
PROPOSAL NO. 3
OTHER MATTERS
STOCKHOLDER PROPOSALS
ANNUAL REPORT
Exhibit A
Exhibit B

[Logo]

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD DECEMBER 14, 2001

Dear Stockholder:

     You are cordially invited to attend our 2001 Annual Meeting of Stockholders (the “Annual Meeting”) of Bigmar, Inc., a Delaware corporation (the “Company”), at the offices of the Company, located at 9711 Sportsman Club Road, Johnstown, Ohio on Monday, December 14, 2001 at 10 a.m. Eastern Standard Time. The purposes of this Annual Meeting are:

(1)	To elect nine directors, each to serve for a term to expire at the annual meeting of stockholders of the Company in the year 2002;

(2)	To consider and act upon a proposal to amend the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 30,000,000 to 100,000,000.

(3)	To ratify the appointment of KPMG LLP as the Company’s independent public accountants for fiscal year ending December 31, 2001; and

(4)	To transact such other business as may properly come before the meeting or any adjournment thereof.

     Following the formal meeting, we will review the Company’s progress during the last fiscal year and our plans for fiscal year 2001 and answer your questions regarding the Company. Board members and executive officers will also be available to discuss the Company’s operations with you.

Yours truly,

/s/ Cynthia R. May

Cynthia R. May President

Dated: November 5, 2001

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE VOTE, SIGN AND PROMPTLY RETURN YOUR PROXY CARD IN THE ENCLOSED ENVELOPE. PROXIES MAY BE REVOKED BY WRITTEN NOTICE OF REVOCATION, THE SUBMISSION OF A LATER PROXY, OR BY ATTENDING THE MEETING AND VOTING IN PERSON. (If your shares are held of record by a broker, bank or other nominee and you wish to attend the Annual Meeting, you must obtain a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares and bring it to the meeting. In order to vote your shares at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.)

[LOGO]

9711 SPORTSMAN CLUB ROAD
JOHNSTOWN, OHIO 43031
TELEPHONE (740) 966-5800

PROXY STATEMENT
ANNUAL MEETING OF STOCKHOLDERS
December 14, 2001

INTRODUCTION

     The Board of Directors and management of Bigmar, Inc. (“Bigmar” or the “Company”) are requesting your proxy for use at the Annual Meeting of Stockholders to be held on December 14, 2001 (the “Annual Meeting”), and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

     The expense of preparing, printing and mailing proxy materials to the Company’s stockholders will be borne by the Company. In addition, proxies may be solicited personally or by telephone, mail or telegram. Officers or employees of the Company may assist with personal or telephone solicitation and will receive no additional compensation therefor. The Company will also reimburse brokerage houses and other nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of the Company’s common stock.

OUTSTANDING VOTING SECURITIES AND DATE OF MAILING

     As of November 12, 2001, the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting, Bigmar had outstanding 10,168,973 shares of common stock, par value $.001 per share (“Common Stock”). Each share is entitled to one vote. Only stockholders of record at the close of business on November 12, 2001 will be entitled to vote at the Annual Meeting. The approximate mailing date of this Proxy Statement and the accompanying proxy card is November 22, 2001.

VOTING PROCEDURES

     Stockholders may vote in person or by proxy at the Annual Meeting.

     Directors will be elected by a plurality of the votes of the shares of Common Stock present or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Stockholders do not have cumulative voting rights with respect to the election of directors. For all other matters to be voted upon at the meeting, the affirmative vote of holders of a majority of shares present in person or represented by proxy, and entitled to vote on the matter, is necessary for approval.

     For purposes of determining the number of shares of Common Stock present in person or represented by proxy on a voting matter, all votes cast “for,” “against” or “abstain” are included, as are shares of Common Stock represented by proxy where the authority to vote has been withheld. Stockholders may withhold authority to vote for the entire slate as nominated or, by writing the name of one or more nominees in the space provided on the proxy card, withhold the authority to vote for such nominee or nominees. Shares of Common Stock as to which the authority to vote is withheld will be counted for quorum purposes but will not be counted toward the election of directors, or toward the election of the individual nominees specified on the form of proxy.

     Broker/dealers who hold their customers’ stock in street name may, under the applicable rules of the exchange and other self-regulatory organizations of which the broker/dealers are members, sign and submit proxies for such stock and may vote such stock on routine matters, which, under such rules, typically include the election of directors, but broker/dealers may not vote such stock on other matters, which typically include amendments to the certificate of incorporation of the Company and the approval of stock compensation plans, without specific instructions from the customer who owns such stock. Proxies signed and submitted by broker/dealers which have not been voted on certain matters as described in the previous sentence are referred to as “broker non-votes.”

     All shares will be voted as specified on each properly executed proxy card. If no choice is specified, the shares will be voted as recommended by the Board of Directors in favor of proposals 1, 2 and 3, and on all other matters that properly come before the Annual Meeting for a vote in the discretion of the person holding proxy unless otherwise specified on the proxy card, unless authority to vote for one or more nominees, or on a proposal, is withheld. Proxies given may be revoked at any time by filing with the Company either a written revocation or a duly executed proxy card bearing a later date, or by appearing at the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of the proxy.

Security Ownership of Certain Beneficial Owners and Management

     The following table sets forth information regarding the beneficial ownership of the Company’s Common Stock at November 2, 2001 with respect to (i) each person known to the Company to own beneficially more than five percent of the outstanding shares of the Company’s Common Stock, (ii) each director of the Company, (iii) each of the named executive officers and (iv) all directors and executive officers of the Company as a group.

	Shares Beneficially
	Owned (1)

Identity of Stockholder or Group	Number	Percent

Timothy K. Carroll	11,250	*

John S. Hodgson	133,000	1.3

Bernard Kramer (2)	35,000	*

Cynthia R. May (3)	6,607,805	56.6

Massimo Pedrani	0	0

Philippe Rohrer (4)	35,000	*

Kevin Ryan	0	0

Declan J. Service	0	0

John G. Tramontana (5)	1,285,800	12.3

Jericho II, LLC (6) 13260 Spence Road Hemlock, Michigan 48626	6,423,539	55

Banca del Gottardo (7) Viale Stefano Franscini 8 CH-6901 Lugano Switzerland	6,295,000	41.4

All directors and executive officers as a group (9 persons)(8)	8,048,605	67.1

*	Less than 1%

(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities. In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)	Includes 35,000 shares subject to options.

(3)	Includes 6,423,539 shares of Common Stock held by Jericho II, LLC (of which 1,500,000 shares are issuable upon exercise of warrants) and 184,266 shares of Common Stock held by GRQ, LLC.

(4)	Includes 35,000 shares subject to options.

(5)	Includes 250,000 shares subject to options.

(6)	Includes 1,500,000 shares issuable upon exercise of warrants and 184,266 shares of Common Stock held by GRQ, LLC.

(7)	Includes 1,550,000 shares issuable upon exercise of warrants and 3,500,000 shares issuable upon conversion of 7,000 shares of Series B Preferred at a conversion ratio of 1 to 500.

(8)	Includes 1,905,000 shares directors and executive officers have a right to acquire upon exercise of stock options.

PROPOSAL NO. 1: ELECTION OF DIRECTORS

     Bigmar’s Certificate of Incorporation and Bylaws provide that the number of directors to constitute the Board of Directors shall be determined by vote of the Board of Directors or action of stockholders. At the last Annual Meeting of Stockholders, the number was established at five and five directors were elected in accordance with the Company’s Bylaws.

     At this year’s Annual Meeting, pursuant to resolution of the Board of Directors, nine directors will be elected to hold office for one year and until their successors are elected at the next annual meeting and shall have qualified. The board is nominating for re-election its current directors, namely, Bernard Kramer, Cynthia R. May, Massimo Pedrani, Philippe Rohrer, John G. Tramontana, Kevin Ryan, Timothy K. Carroll, John S. Hodgson, and Declan J. Service. The shares of Common Stock voted by the proxies will be voted for their election unless authority to do so is withheld as provided in the proxy card. All nominees have consented to serve if elected. The Board of Directors has no reason to believe that any of the nominees will not serve if elected, but if any of the nominees become unable to serve, proxies will be voted for any substitute nominee designated by the Board of Directors. Nominees receiving the highest number of votes cast for the positions to be filled will be elected. Proxies solicited by the Board of Directors will be voted for the election of these nominees.

     The names of the director-nominees of the Company, and certain information about them, are set forth below.

Director	Age	Recent History

Timothy K. Carroll	43	Mr. Carroll has been the president of Motion Systems, LC since June 1994.

John S. Hodgson	50	Mr. Hodgson is currently employed by FEI Company as a Senior Vice President and Chief Information Officer. From 1999 to 2000, Mr. Hodgson served as Vice President and Chief Financial Officer of Motion Systems, in Tempe, Arizona. From 1994 through 1999, Mr. Hodgson served as Vice President, Treasurer, Corporate Secretary and Chief Financial Officer of Integrated Process Equipment Corporation. He holds an MBA from Hofstra University on Long Island, New York.

Bernard Kramer	47	Mr. Kramer has served as Vice President – Marketing and a director of the Company since April 1996. Mr. Kramer is also the Chief Operating Officer of the Company. From January 1988 until April 1996, Mr. Kramer worked at Bioren SA, a wholly-owned subsidiary of the Company, where he was a manager, responsible for quality control and business development of pharmaceutical products.

Cynthia R. May	49	Ms. May has served as President of the Company since February 2001, and as a member of the Board of Directors since June 1999. Ms. May has been employed by Saginaw Control & Engineering Corp., a private manufacturing company, since 1981,

Director	Age	Recent History

		most recently as vice president. Ms. May has been treasurer of Marathon Investments, L.L.C. since 1994, vice president and treasurer of GRQ, L.L.C. since 1995 and the managing member of Jericho II, L.L.C. since September 1997, each a privately-owned entity involved in investment and financing. Jericho II, L.L.C. is a principal shareholder of the Company.

Massimo Pedrani	46	Mr. Pedrani has served as Vice President – Research and Development since February 2001, and as a director of the Company since June 1998. Since January 1997, Mr. Pedrani has been Managing Director of Emmepi-Pharma, a pharmaceutical consulting company involved in chemical, pharmaceutical development and regulatory affairs. Mr. Pedrani is a member of the American Association of Pharmaceutical Scientists.

Philippe J. H. Rohrer	44	Mr. Rohrer was appointed to the Board of Directors in June 1998. In January 1999, he was appointed as Treasurer of the Company. He is Chief Financial Officer of Bigmar, Inc., Bioren SA and Bigmar Pharmaceuticals SA, both wholly-owned Swiss subsidiaries of Bigmar. He joined Bioren SA in August 1990 as Finance and Administration manager with responsibility for finance, computerization and administration of Bioren.

Kevin Ryan	48	Mr. Ryan is currently an independent consultant. From August 1999 through July 2001, Mr. Ryan served as Vice President and Chief Financial Officer of Information Network Corporation, an information service provider and claims processor for Medicaid managed organizations. From April of 1999 through August of 1999, Mr. Ryan was employed as Director of Finance at Speed Fam-IPEC, Inc., a manufacturer of semiconductor capital equipment. From December of 1995 through April of 1999, Mr. Ryan served as Corporate Controller at Integrated Process Equipment Corporation, a semiconductor capital equipment manufacturer.

Declan J. Service	40	Mr. Service is currently an independent management consultant. From 1997 through March of 2001, Mr. Service was employed by Baxter Healthcare Europe, a division of Baxter International. From 1999 through 2001, Mr. Service served as Business Director Small Countries, IV Systems and Medical Products. From 1997 through 1999, Mr. Service held the position of Director of Business Development – IV Systems and Medical Products. From 1994 through 1996, Mr. Service served as Business Unit Manager /Market Manager at Baxter Medical AB – Stockholm.

John G. Tramontana	55	Mr. Tramontana has served as Chairman of the Board and Chief Executive Officer of the Company since its inception in September 1995. From September 1995 through February 2001, Mr. Tramontana also served as President of the Company. From November 1989 to March 1996, Mr. Tramontana was the chief operating officer and a director of Chemholding, a holding company for five pharmaceutical companies involved in the development, manufacture, and commercialization of active pharmaceutical ingredients and finished pharmaceutical products. In May 1997, Mr. Tramontana purchased from Chemholding, which was a principal stockholder in Bigmar, all of its stock in the Company.

Compensation of Directors

     Directors who are not employees of the Company receive $500 per meeting attended as a director. Committee members receive $500 per committee meeting attended. In addition, all directors are reimbursed for their reasonable out-of-pocket expenses in connection with attending meetings of the Board or any committee thereof. The Board of Directors met six times in 2000. Each Director attended at least 75% of the meetings. The directors waived their fees and out-of-pocket expense reimbursements for the meetings held in fiscal 2000.

Director Option Plan

     The Board of Directors has adopted a director stock option plan (“Director Option Plan”) pursuant to which directors who are not otherwise affiliated with the Company (such as employees or consultants of the Company, or an affiliate thereof) will receive options to purchase Common Stock. The purpose of the Director Option Plan is to promote the overall financial objectives of the Company and its stockholders by motivating directors to achieve long-term growth in stockholder equity in the Company, to further align the interest of the directors with those of the Company’s stockholders and to recruit and retain the association of these directors. The Director Option Plan provides for the award of up to an aggregate of 50,000 shares of Common Stock and will be administered by the Compensation and Stock Option Committee.

     The Director Option Plan provides for (i) the grant of an option to purchase 3,000 shares of Common Stock to each director who was not an employee or consultant of the Company and (ii) the grant of an option to purchase 1,500 shares of Common Stock on the date of each regular annual stockholder meeting to each participant who either is continuing as a director subsequent to the meeting or who is elected at such meeting to serve as a director. Options granted under the Director Option Plan must provide for the purchase of shares of Common Stock at an exercise price of not less than the fair market value of the Common Stock on the date of grant. No option under the plan may be exercisable 10 years after its date of grant. Options granted under the Director Option Plan will not be transferable by the optionee other than by will, by the laws of descent and distribution or as required by law.

     During the fiscal year ended December 31, 2000, no options were issued under the Director Option Plan.

Board Committees

     The Company has established an Executive Committee, a Compensation and Stock Option Committee, and an Audit Committee. The Executive Committee exercises all the power and authority of the Board of Directors in the management and affairs of the Company between meetings of the Board of Directors, to the extent permitted by law. The members of the Executive Committee during 2000 were Cynthia R. May, John G. Tramontana and Bernard Kramer. The members of the Executive Committee did not meet or take written action in such capacity during 2000.

     The Compensation and Stock Option Committee makes recommendations to the Board of Directors concerning compensation, including incentive arrangements, of the Company’s officers and key employees and others and administers the Company’s option plans. The members of the Compensation and Stock Option Committee during 2000 were Cynthia R. May, Massimo Pedrani and Bernard Kramer. Members of the Compensation and Stock Option Committee did not meet in such capacity during 2000, but took action in writing on one occasion.

     The Audit Committee (1) reviews the accounting and financial reporting practices of the Company and the adequacy of its system of internal controls, (2) reviews the scope and results of any outside audit of the Company, and (3) makes recommendations to the Board of Directors or management concerning auditing and accounting matters and the selection of outside auditors. The members of the Audit Committee during 2000 were Massimo Pedrani, Cynthia R. May and Bernard Kramer. The Audit Committee met on March 7, 2000, and took action in writing on one occasion during 2000.

COMMITTEE REPORTS

     The following reports of the Compensation and Stock Option Committee and Audit Committee of the Company’s Board of Directors shall not be deemed soliciting material or otherwise deemed filed and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

Report of the Compensation and Stock Option Committee of the Board of Directors

     The Compensation and Stock Option Committee of the Board of Directors (the “Compensation Committee”) did not meet during fiscal 2000, but acted by unanimous written consent on one occasion.

     The objective of the Compensation Committee is to create compensation packages to attract and retain executives who can bring the experience and skills to the Company necessary for the development of the Company and its products. The Compensation Committee accomplishes this object by utilizing salary as the base compensation and stock options to promote long-term incentives. As the Company grows, other forms of annual and long-term compensation arrangements may be developed to provide appropriate incentives and to reward specific accomplishments.

     In determining base salaries, the Compensation Committee examines, among other factors, the executive’s performance, degree of responsibility and experience, as well as general employment conditions and economic factors. Specific weights are not assigned to any of the factors employed by the Compensation Committee.

     The Compensation Committee also uses stock options to provide long-term incentive compensation to the Company’s employees, including executive officers, enabling them to benefit, along with all stockholders, if the market price for Common Stock rises. The Compensation Committee believes that the use of stock options ties employee interests to those of the Company’s stockholders through stock ownership and potential stock ownership, while also providing the Company with a means of compensating employees using a method which enables the Company to conserve its available cash for operations and product development. Decisions of the Compensation Committee as to option grants are based, in large measure, upon a review of such factors as the executive’s level of responsibility, other compensation, accomplishments and goals, as well as recommendations and evaluations of the executive’s performance. Determinations are made subjectively without giving weight to specific factors.

     The salary of John G. Tramontana, the Company’s President and Chief Executive Officer has remained unchanged since the Company’s initial public offering.

     Section 162(m) of the Internal Revenue Code places certain restrictions on the amount of compensation in excess of $1,000,000 which may be deducted for each executive officer. The Company intends to satisfy the requirements of Section 162(m) should the need arise.

Compensation Committee During 2000:

Cynthia R. May	Bernard Kramer	Massimo Pedrani

Report of the Audit Committee of the Board of Directors

     The role of the Audit Committee is to assist the Board of Directors in its oversight of the Company’s financial reporting process. The Board of Directors has adopted a written charter for the Audit Committee, which charter is attached hereto as Exhibit A. The Board of Directors, in its business judgment, has determined that Mr. Pedrani, Ms. May and Mr. Kramer do not qualify as Independent Directors as that term is defined in Rule 4200(a)(14) of the NASD’s listing standards. Management of the Company is responsible for the preparation, presentation and integrity of the Company’s financial statements, the Company’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors are responsible for auditing the Company’s financial statements and expressing an opinion as to their conformity with generally accepted accounting principles.

     In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent auditors. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Audit Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and written confirmations from management with respect to services provided by the auditors, has considered whether the provision of non-audit services by the independent auditors to the

Company is compatible with maintaining the auditor’s independence and has discussed with the auditors the auditors’ independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Audit Committee rely without independent verification on the information provided to them and on the representations made by management and the independent accountants. Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company’s auditors are in fact “independent.”

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

Audit Committee During 2000

Massimo Pedrani	Cynthia R. May	Bernard Kramer

Certain Relationships and Related Transactions

     In 1998, the Company effected several transactions with Jericho involving securities of the Company. See “Changes in Control.” John G. Tramontana owns a 50% interest in Jericho, and Cynthia R. May has sole voting and investment power over shares of the Company’s Common Stock owned by Jericho.

     In December 1998, pursuant to promissory notes, the Company borrowed an aggregate amount of $185,000 from Jericho. The principal sum, together with interest at the prime rate, was repaid in full in February 1999. Also, in December 1998, the Company borrowed $100,000 from GRQ, L.L.C., an affiliate of Cynthia R. May, which sum together with interest at the prime rate was repaid in full in March 1999.

     In December 1996, the Company entered into a lease agreement with JTech Laboratories, Inc. (“JTech”). The lease commenced on the completion of construction of an approximately 8,600 square foot office and laboratory facility. The lease is at a rental of approximately $120,000 per annum. Mr. Tramontana is the President and a Director of JTech.

     In January and March of 2000, Mr. Tramontana loaned a total of CHF 1.7 million to the Company in return for a promissory note in that amount due December 31, 2000, at an interest rate of 5% per annum. No payment on this loan has been made by the Company, and no resolution has been reached in negotiations between the parties regarding satisfaction of the note.

     Pursuant to the terms of the $4.0 million Note Purchase, Paying and Conversion Agency Agreement with Banca del Gottardo (the “Bank”), the Bank, at its option, may appoint two members of its choice to the Company’s Board of Directors. As of July 30, 2001, the Bank has not exercised its option to appoint board members.

Summary Compensation Table

     The following table sets forth information regarding compensation paid by the Company for the last three fiscal years to its Chief Executive Officer. No other executive officer received annual compensation in excess of $100,000 for the year ended December 31, 2000:

					Long-Term
					Compensation
		Annual Compensation			Awards

					Securities
				Other Annual	Underlying	All Other
Name and Principal Position	Year	Salary ($)	Bonus ($)	Compensation ($)	Options/SARs (#)(2)	Compensation ($)(1)

John G. Tramontana	2000	200,000	-0-	-0-	-0-	-0-
Chairman of the Board of	1999	200,000	-0-	-0-	-0-	7,093
Directors, President, and	1998	200,000	-0-	-0-	125,000	6,000
Chief Executive Officer

(1)	Amounts relate to annual auto allowance.

(2)	Shares of common stock underlying options issued pursuant to the 1997 Stock Option Plan.

     No options or stock appreciation rights were granted during the fiscal year ended December 31, 2000.

Fiscal 2000 Option Exercises and Fiscal Year End Option Values

     No options were exercised during the fiscal year ended December 31, 2000. The Company has no outstanding stock appreciation rights. The following table lists the value of unexercised options for the named executive officers as of December 31, 2000.

	Number of Securities			Value of Unexercised
	Underlying Unexercised			In-the-Money Options at
	Options at FY-End (#)			FY-End ($)

Name	Exercisable		Unexercisable	Exercisable	Unexercisable

John G. Tramontana	250,000	(1)	0	0	0

(1)	Includes 125,000 stock options originally granted under the 1996 Stock Option Plan repriced under the 1997 Stock Option Plan and 125,000 new stock options granted under the 1997 Stock Option Plan.

Employment Agreements

     In April 1996, the Company entered into an employment agreement with Mr. Tramontana to serve as the Company’s President and Chief Executive Officer. The employment agreement is for a five-year term commencing June 19, 1996, and is subject to automatic annual renewal unless earlier terminated. Pursuant to the terms of this employment agreement, Mr. Tramontana is required to devote his full business time and attention to fulfill his duties and responsibilities to the Company. Mr. Tramontana’s initial base salary was $200,000 subject to annual cost of living increases at the discretion of the Company’s Board of Directors. Mr. Tramontana’s base salary for fiscal 2001 has been set at $200,000. In addition to his base salary, Mr. Tramontana is entitled to receive an annual bonus, at the discretion of the Board of Directors, provided such bonus is equal to at least 25% of his base salary. The Company and Mr. Tramontana are currently negotiating a new employment contract.

     Mr. Tramontana’s employment agreement provides that the Company is required to provide Mr. Tramontana with an automobile allowance of $6,000 per annum and the Company is required to obtain life insurance coverage on the life and for the benefit of Mr. Tramontana in an amount equal to $500,000, assuming he is insurable. Mr. Tramontana also has the right to participate in all benefit plans afforded or which may be afforded to other executive officers during the term of the agreement including, without limitation, group insurance, health, hospital, dental, major medical, life and disability insurance, stock option plans and other similar fringe benefits. If Mr. Tramontana dies or is unable to perform his duties on account of illness or other incapacity and the agreement is terminated, he or his legal representative shall receive from the Company the base salary that would otherwise be due to the end of the month during which the termination of employment occurred plus three additional months of base salary in the event of death and six additional months of base salary in the event of illness or other incapacity.

     The agreement further provides that if the Company terminates Mr. Tramontana’s employment for cause or if Mr. Tramontana voluntarily leaves the employment of the Company, Mr. Tramontana shall receive his salary through the end of the month in which the termination occurred. If Mr. Tramontana’s employment is terminated by the Company without cause, Mr. Tramontana shall receive from the Company the base salary that would otherwise be due to the end of the month during which the termination of employment occurred, plus four additional months. Mr. Tramontana’s employment agreement contains certain confidentiality and non-competition provisions. The Company has obtained $2,000,000 of key-person life insurance for the benefit of the Company on the life of Mr. Tramontana.

Changes in Control

     In May 1998, in consideration of a guarantee of an increased line of credit from a commercial institution, the Company delivered to Jericho II, L.L.C. (“Jericho”) warrants to purchase 1,000,000 shares of convertible Preferred Stock (the “Preferred Stock”) at a price per share equal to $2.5625 and having a term of 10 years (the “Warrants”). The Preferred Stock is convertible to Common Stock on a one-to-one basis, subject to adjustment to reflect dilutive issuances of equity securities by the Company and stock splits, dividends, combinations and similar events. The Preferred Stock is entitled to five votes per share and votes together with the Common Stock in addition to having certain special approval rights. The Preferred Stock has a liquidation preference equal to the purchase price per share. The Warrants include a net exercise clause (to permit the conversion of the Warrants into shares having a fair market value equal to the spread between the exercise price and the then fair market value) and the shares issuable on exercise shall be entitled to piggyback registration rights, subject to certain restrictions.

     Jericho holds other warrants to purchase up to 500,000 shares of the Company’s Common Stock.

     In October 1998, Jericho acquired 3,692,308 shares of newly issued Common Stock for a purchase price of $6,000,000.

     In January 1999, pursuant to a Debt Repayment Agreement, 1,231,231 shares of Common Stock were transferred to Jericho from John G. Tramontana in satisfaction of a debt incurred by a third party holder of the Company’s Common Stock. Mr. Tramontana, Chief Executive Officer and Chairman of the Board of Directors of the Company, has a 50% ownership interest in Jericho. Cynthia R. May, President and a Director of the Company, is the Managing Member of Jericho and as such, has sole voting and investment power over shares of the Company’s Common Stock owned by Jericho.

Section 16(a) Beneficial Ownership Reporting Compliance

     Under the securities laws of the United States, the Company’s directors, its executive officers, and any persons holding more than 10% of the Company’s Common Stock are required to report their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership to the SEC. Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates. Based solely upon its review of reports received by it, or upon written representation from certain reporting persons that no reports were required, the Company believes that during fiscal 2000 all filing requirements were timely met.

PROPOSAL NO. 2: AMENDMENT TO THE COMPANY’S
CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED
SHARES OF COMMON STOCK
FROM 30,000,000 TO 100,000,000

     The Company’s Certificate of Incorporation, as amended (the “Certificate of Incorporation”), currently authorizes the Company to issue 30,000,000 shares of Common Stock, par value $.001 per share. The Board of Directors has approved, subject to stockholder ratification, an amendment to the Paragraph labeled “Fourth” of the Certificate of Incorporation to increase the number of authorized shares of Common Stock from 30,000,000 shares to 100,000,000 shares. The text of the current Paragraph labeled “Fourth” and the text of the proposed amendment to the Certificate of Incorporation are attached to this Proxy

Statement as Exhibit B. No other provision of the Certificate of Incorporation will be changed by the proposed amendment.

     The affirmative vote of a majority of the outstanding Common Stock is required for the approval of the amendment to the Company’s Certificate of Incorporation. For purposes of the vote on this proposal, abstentions and broker non-votes will have the same effect as votes against the proposal.

PROPOSAL NO. 3: RATIFICATION OF APPOINTMENT OF ACCOUNTANTS

     The Audit Committee of the Board of Directors has recommended the appointment of KPMG LLP (“KPMG”) as the Company’s independent public accountants for the fiscal year ending December 31, 2001. KPMG has been the independent accounting firm for the Company since August 1997. The affirmative vote of holders of a majority of common shares present at the meeting is required for ratification. If ratification is not obtained, the Board intends to reconsider its selection.

     Representatives of KPMG are expected to be present at the Annual Meeting and will be given an opportunity to comment, if they so desire, and to respond to appropriate questions that may be asked by stockholders.

Audit Fees

     The aggregate fees billed by KPMG for professional services rendered for the audit of our annual financial statements for the fiscal year ended December 31, 2000 and for the reviews of the financial statements included in our Quarterly Reports on Form 10-Q for that fiscal year were $121,600.

All Other Fees

     The aggregate fees billed by KPMG for services rendered to us, other than the services described above under “Audit Fees” for the fiscal year ended December 31, 2000 were $33,000, including fees for services related to stock registration of $10,300 and fees for tax services of $22,700.

Financial Information Systems Design and Implementation Fees

     We did not engage KPMG to provide any information technology services during the fiscal year ended December 31, 2000.

     The Proxies will vote in favor of ratifying the selection of KPMG unless instructions to the contrary are indicated on the accompanying Proxy Card.

OTHER MATTERS

     The Board of Directors knows of no other matters which will be presented for action at the Annual Meeting. If any other matter requiring a vote of shareholders properly comes before the Annual Meeting or any adjournment, the persons authorized under proxies will vote according to their best judgment in light of circumstances then prevailing.

STOCKHOLDER PROPOSALS

     Stockholders who desire to have proposals included in the Company’s proxy materials for the annual meeting of stockholders of the Company to be held in 2002 must submit their proposals in writing to the Company, Attention: Secretary, at its offices on or before June 22, 2002. Such proposals must comply with all applicable regulations of the Securities and Exchange Commission. Additionally, if a stockholder wishes to present to the Company an item for consideration as an agenda item for a meeting, he must timely give notice to the Secretary and give a brief description of the business desired to be discussed. To be timely for the 2002 Annual Meeting, such notice must be delivered to or mailed to and received by the Company no later than 5:00 p.m. local time on September 4, 2002.

ANNUAL REPORT

     Bigmar’s Annual Report on Form 10-K containing audited financial statements for the year ended December 31, 2000 is being mailed to all shareholders of record with these proxy materials.

By Order of the Board of Directors

/s/ Cynthia R. May

CYNTHIA R. MAY SECRETARY

November 5, 2001

Exhibit A

BIGMAR, INC.
AUDIT COMMITTEE CHARTER

     The Board of Directors of Bigmar, Inc. (the “Corporation”) hereby constitutes and establishes an Audit Committee with authority, responsibility, and specific duties as described below.

Composition

     The Audit Committee shall be comprised of two or more directors, at least a majority of which are independent directors. For this purpose, “independent director” shall mean a person other than an officer or employee of the Corporation or its subsidiaries or any other individual having a relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. One of the members shall be appointed Committee Chairman by the Board of Directors.

Authority

     The Audit Committee is granted the authority to investigate any activity of the Corporation, and all employees are directed to cooperate as required by members of the Committee. The Committee is empowered to retain persons having special competence, such as counsel, auditors or other advisors, as necessary to assist the Committee in fulfilling its responsibility.

Responsibility

     The Audit Committee is intended to serve as focal point for communication between non-Committee directors, the Corporation’s independent accountants and the Corporation’s management as their duties relate to financial accounting, reporting and controls. The Audit Committee is to assist the Board of Directors in fulfilling its fiduciary responsibilities as to accounting policies and reporting practices of the Corporation and all subsidiaries and the sufficiency of auditing relative thereto. It is to be the Board’s principal agent in confirming and assuring the independence of the Corporation’s independent accountants, the integrity of management, and the adequacy of disclosures to shareholders. However, the opportunity for the independent accountants to meet with the entire Board of Directors as needed is not to be restricted.

Meetings

     The Audit Committee is to meet at least two times per year, and as many other times as that Committee deems necessary.

Attendance

     At least a majority of the members of the Audit Committee are to be present at all meetings. As necessary or desirable, the Chairman may request that members of management and representatives of the independent accountants be present at meetings of the Committee.

Minutes

     Minutes of each meeting are to be prepared and sent to Committee members and Corporation directors who are not members of the Committee. If the Secretary of the Corporation has not taken the minutes, they should be sent to him or her for permanent filing.

Specific Duties

     The Audit Committee is to:

1.	Inform the independent accountants and management that the independent accountants and the Committee may communicate with each other at all times; and the Committee Chairman may call a meeting whenever he deems it necessary.

2.	Review with the Corporation’s management and independent accountants, the Corporation’s general policies and procedures to reasonably assure the adequacy of internal accounting and financial reporting controls.

3.	Have familiarity, through the individual efforts of its members, with the accounting and reporting principles and practices applied by the Corporation in preparing its financial statements. Further, the Committee is to make, or cause to be made, all necessary inquiries of management and the independent accountants concerning established standards of corporate conduct and performance, and deviations therefrom.

4.	Review, prior to the annual audit, the scope and general extent of the independent accountants’ audit examination, including their engagement letter. The auditor’s fees are to be arranged with management, and annually summarized for Committee review. The Committee’s review should entail an understanding from the independent accountants of the factors considered in determining the audit scope, including:

•	Industry and business risk characteristics of the Corporation

•	External reporting requirements

•	Materiality of the various segments and/or classes of services of the Corporation’s consolidated and non-consolidated activities

•	Quality of internal accounting controls

•	Extent of involvement of internal audit procedures and functions in the audit examination

•	Other areas to be covered during the audit engagement

5.	Review the extent of nonaudit services provided by the independent accountants in relation to the objectivity needed in the audit.

6.	Review with management and the independent accountants, upon completion of their audit, financial results for the year. This review is to encompass:

•	The Corporation’s annual report to shareholders and Form 10-KSB, including the financial statements, and financial statement schedules and supplemental disclosures required by generally accepted accounting principles and the Securities and Exchange Commission’s Regulation S-X, such review to include the items required by SAS 61.

•	Significant transactions not a normal part of the Corporation’s operations

•	Changes, if any, during the year in the Corporation’s accounting principles or their application

•	Significant adjustments proposed by the independent accountants

7.	Evaluate the cooperation received by the independent accountants during their audit examination, including their access to all requested records, data and information. Inquire of the independent accountants whether there have been any disagreements with management which if not satisfactorily resolved would have caused them to issue a nonstandard report on the Corporation’s financial statements. Also, elicit the comments of management regarding the responsiveness of the independent accountants to the Corporation’s needs.

8.	Discuss with the independent accountants the quality of the Corporation’s financial and accounting personnel, and any relevant recommendations which the independent accountants may have (including those in their “letter of comments and recommendations”). Topics to be considered during the discussion include improving internal financial controls, the selection of accounting principles and management reporting systems. Review written responses of management to “letter of comments and recommendations” from the independent accountants.

9.	Discuss with Corporation management the scope and quality of internal accounting and financial reporting controls in effect.

10.	Apprise the Board of Directors, through minutes and special presentations as necessary, of significant developments in the course of performing the above duties.

11.	Review the Committee’s charter annually and recommend to the Board of Directors any appropriate extensions or changes in the duties of the Committee.

12.	Review and recommend to the Board of Directors the independent accountants to be selected to audit the financial statements of the Corporation and its divisions and subsidiaries, and provide a written summary of the basis for any recommendations. Review and approve the compensation of the independent accountants. Review and approve the discharge of the independent accountants.

13.	Conduct an appropriate review of all related party transactions with the Corporation on an ongoing basis and review potential conflict of interest situations where appropriate.

14.	On an annual basis, review and discuss with the independent accountants all significant relationships the accountants have with the Corporation to determine the accountants’ independence.

15.	Receive from the independent accountants the report required by Independence Standards Board Standard No. 1 as in effect at that time and discuss it with the independent accountants.

Exhibit B

Text of the current paragraph:

     FOURTH: The total number of shares of all classes of stock to which the Corporation shall have authority to issue is thirty-five million (35,000,000) consisting of the following classes: (i) thirty million (30,000,000) shares of common stock, par value $.001; (ii) five million (5,000,00) shares of preferred stock, par value $.001.

Proposed amendment:

     FOURTH: The total number of shares of all classes of stock to which the Corporation shall have authority to issue is one hundred five million (105,000,000) consisting of the following classes: (i) one hundred million (100,000,000) shares of common stock, par value $.001; (ii) five million (5,000,00) shares of preferred stock, par value $.001.

BIGMAR, INC.
PROXY
2001 ANNUAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby appoints Cynthia R. May and John G. Tramontana, and each or either of them, as Proxies, with full power of substitution, to represent and to vote, as designated on the reverse side, all shares of Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Bigmar, Inc. to be held on December 14, 2001, or any adjournment thereof, hereby revoking any proxy previously given.

      THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES AND FOR PROPOSALS 2 AND 3.

(Continued and to be dated and signed on the reverse side.)

Please date, sign and mail your
proxy card back as soon as possible!

Annual Meeting of Stockholders
BIGMAR, INC.

December 14, 2001

Please Detach and Mail in the Envelope Provided

A	Please mark your votes as in this example.

	FOR all nominees listed at right (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for nominees listed at right
1. ELECTION OF DIRECTORS for terms expiring in the year 2002
(INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “For” box and write the nominee's name on the exemptions line below.)

Nominees:	Cynthia R. May Bernard Kramer Massimo Pedrani Philippe J.H. Rohrer John G. Tramontana Timothy K. Carroll John S. Hodgson Kevin Ryan Declan J. Service

		FOR	AGAINST	ABSTAIN

2.	PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION INCREASING THE NUMBER OF AUTHORIZED COMMON SHARES FROM 30,000,000 TO 100,000,000 SHARES.

3.	PROPOSAL TO RATIFY AND APPROVE THE APPOINTMENT OF KPMG LLP.

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof, all as set forth in the Notice and Proxy Statement relating to this meeting, receipt of which is hereby acknowledged.

PLEASE SIGN, DATE, AND RETURN THIS PROXY IN THE ENCLOSED POSTAGE PREPAID ENVELOPE.

Signature	Dated:	, 2001	Signature	Dated:	, 2001

NOTE:	Please sign exactly as name appears above. Where shares are held by more than one owner, all should sign. When signing as an attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in corporate name by President or authorized officer. If a partnership, please sign in partnership name by authorized person.